Filed in the office of the
Secretary of State of the
STATE OF NEVADA

Oct. 19, 1982
WM. SWACKHAMER
SECRETARY OF STATE
No. 6193-82


                            ARTICLES OF INCORPORATION

                                       OF

                             BRANON RESOURCES, LTD.

                                    * * * * *

     We , the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to private corporation, and to that end do hereby adopt articles of incorporation as follows:

                                   ARTICLE ONE
                              --------------------

(NAME).

The name of the corporation is:   BRANON RESOURCES, LTD.


                                   ARTICLE TWO
                             ----------------------

(LOCATION)

The address of the corporation's principal office is Suite 1400 One East First Street, in the City of Reno, County of Washoe, State of Nevada. The initial agent for service of process at that address is NATCO.


                                  ARTICLE THREE
                            ------------------------

(PURPOSES)

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of American, and without limiting the generality of the foregoing, specifically:

I.        OMNIBUS.

          To have and to exercise all the powers now or hereafter conferred by the laws pursuant to the laws of the State of Nevada upon corporations organized is organized and any and all acts amendatory thereof and supplemental thereto.

II.       MINING.

          To carry on the business of mining, milling, concentrating, converting, smelting, treating, refining, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in uranium, zinc, lead, gold, silver, copper, brass, iron, steel, coal, and in all kinds of ores, metals, and minerals, oils, petroleum, natural gas, hydrocarbons, acids and chemicals, and in the products and byproducts of every kind and description and by whatsoever process, the same can be or may hereafter be produced; to purchase, lease option, locate, or otherwise acquire, own, exchange, sell, or otherwise dispose of, pledge, mortgage, deed in trust,


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          hypothecate,  and deal in mines,  mining claims,  mineral lands,  coal lands, oil lands, timber lands, water and water rights, and other property, both real and personal; and to carry on as principals, agents, commission merchants or consignees the business of mining, milling, concentrating, converting, smelting, treating, refining, buying, selling, exchanging, manufacturing, and dealing in the above specified products or any of them and of materials used in the manufacture of each, and any and all of such articles and to carry on as such principals, agents, commission merchants or consignees any other business which in the judgment of the Board of Directors of the corporation may be conveniently conducted in conjunction with any of the matters aforesaid.

III.      SMELTING AND REFINING.

          To engage in the erection and operation of a smelting and refining works, and to carry on the business of concentrating, converting, smelting, refining, treating, preparing for market, and otherwise producing lead, zinc, and all other kinds of metals and minerals, and generally to engage in the business of refining, buying, selling, exchanging, and otherwise dealing in and with, at wholesale or retail, all metals and mineral products and byproducts of every kind and description and by whatsoever process the same can be or may hereafter be produced.

IV.       MINING CLAIMS.

          To acquire by purchase or exchange, or in any other manner, in the United States or in foreign countries, mining claims, grounds, or lodes, mining and mineral rights, concessions or grants, or any interest therein, and to sell, exchange, lease, or in any other manner dispose of the whole or any part thereof or any interest therein when desirable.

V.        OIL WELLS.

          To engage in the leasing of lands believed to contain petroleum, oils, and gas; the improving, mortgaging, leasing, assigning, and otherwise disposing of the same; the prospecting, drilling, pumping, piping, storing, refining, and selling, both at wholesale and retail, of oils and gas; the buying, otherwise acquiring, selling and otherwise disposing of any and all real estate and personal property for use in the business of the company; the construction of any and all buildings, pipe lines, pumping stations, and storage tanks, and any and all other buildings required in carrying on the business of the company; the acting as trustee for holders of oil lands in the receiving and disbursement of funds to be used in drilling for the common benefit of the land holders; and the doing of any and every act or thin, proper, necessary, and incidental to the general purpose of this company.

VII.      PURPOSES TO BE CONSTRUED AS POWERS.

          The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

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                                  ARTICLE FOUR
                                  ------------

(CAPITAL STOCK)

The corporation shall have authority to issue an aggregate of TWENTY MILLION (20,000,000) shares, par value ONE CENT ($0.01) per share, for a total capitalization of $200,000.

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meeting called for the purpose of electing a Board of Directors.


                                  ARTICLE FIVE
                                  ------------

(DIRECTORS)

The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) persons. The names and addresses of members of the first Board of Directors are:

NAME AND ADDRESS                                  TITLE
----------------                                  -----
Robert H. Alvarez                         President and Director
1620 Idyllwild
Plano, Texas 75075

Arnold Guy                                Vice President and Director
300 No. Central, Suite 301
Richardson, Texas 75080

T. Karen Woodall                          Secretary/Treasurer and Director
1620 Idyllwild
Plano, Texas 70575


                                   ARTICLE SIX
                                   -----------

(INCORPORATORS)

The name and address of each incorporator of the corporation is as follows:

NAME                                                 ADDRESS

Alexander H. Walker                                  840 Kennecott Building
                                                     Salt Lake City, Utah 84133

C. A. Walker                                         840 Kennecott Building
                                                     Salt Lake City, Utah 84133

Lu Rhodes                                            840 Kennecott Building
                                                     Salt Lake City, Utah 84133


                                  ARTICLE SEVEN
                                  -------------

(PERIOD OF EXISTENCE)

The period of existence of the corporation shall be perpetual.



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                                  ARTICLE EIGHT
                                  -------------

(ASSESSMENT OF STOCK)

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                                  ARTICLE NINE
                                  ------------

(BYLAWS)

The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the Bylaws.

                                   ARTICLE TEN
                                   -----------

(STOCKHOLDERS' MEETINGS)

Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the Bylaws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.


                                 ARTICLE ELEVEN
                                 --------------

(CONTRACTS OF CORPORATION)

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a part to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     IN WITNESS WHEREOF, the undersigned incorporators have hereunto fixed their signatures at Salt Lake City, Utah, this 13th day of October 1982.

                                              /s/Alexander H. Walker, Jr./s/
                                                 Alexander H. Walker, Jr.

                                              /s/C. A. Walker/s/
                                                 C. A. Walker

                                              /s/Lu Rhodes/s/
                                                 Lu Rhodes

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